EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of Amendment No. 1 to this Registration Statement on Form SB-2 of our reports dated June 10, 1997 relating to the financial statements of Solovision Optical, Inc. and Sorrento Eyewear, Inc. appearing in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

                           /s/ RACHLIN COHEN & HOLTZ
                           -------------------------
                           Rachlin Cohen & Holtz

Miami, Florida
August 1, 1997